                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-85829) pertaining to the Amended and Restated 1999 Employee Stock Purchase Plan and the Amended and Restated 1997 Stock Incentive Plan of SilverStream Software, Inc. of our report dated December 29, 1999 with respect to the financial statements of ObjectEra, Inc. and of our report dated December 29, 1999 with respect to the financial statements of GemLogic, Inc. included in the report on Form 8-KA dated January 25, 2000 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

January 25, 2000
Boston, Massachusetts